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                                SCI SYSTEMS, INC.
                        1994 STOCK OPTION INCENTIVE PLAN


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                                SCI SYSTEMS, INC.
                        1994 STOCK OPTION INCENTIVE PLAN

                                TABLE OF CONTENTS

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SECTION 1  DEFINITIONS.....................................................................  1

SECTION 2  THE STOCK INCENTIVE PLAN........................................................  2

        2.1    Purpose of the Plan.........................................................  2
        2.2    Stock Subject to the Plan...................................................  2
        2.3    Administration of the Plan..................................................  2
        2.4    Eligibility and Limits......................................................  3

SECTION 3 TERMS OF STOCK OPTIONS GRANTED TO
            EMPLOYEES AND OFFICERS.........................................................  3

        3.1    Terms and Conditions of Options Granted to Employees and Officers...........  3

               (a)    Number of Option Shares..............................................  3
               (b)    Stock Option Agreement...............................................  3
               (c)    Type of Option.......................................................  4
               (d)    Option Price.........................................................  4
               (e)    Option Term..........................................................  4
               (f)    Payment..............................................................  4
               (g)    Conditions to the Exercise of an Option..............................  5
               (h)    Termination of Incentive Stock Option................................  5
               (i)    Special Provisions for Certain Substitute Options....................  5
               (j)    Date of Grant........................................................  5
               (k)    Nonassignability.....................................................  5

        3.2    Treatment of Awards Upon Termination of Employment..........................  6

SECTION 4 TERMS OF STOCK OPTIONS GRANTED TO DIRECTORS......................................  6

        4.1    Number of Option Shares.....................................................  6
        4.2    Stock Option Agreement......................................................  6
        4.3    Type of Option..............................................................  6
        4.4    Option Price................................................................  6
        4.5    Option Term.................................................................  6
        4.6    Payment.....................................................................  7
        4.7    Date of Grant...............................................................  7
        4.8    Nonassignability............................................................  7
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        4.9    Cessation of Board Membership...............................................  7
        4.10   Timing of Directions........................................................  7

SECTION 5  RESTRICTIONS ON STOCK...........................................................  7

SECTION 6  GENERAL PROVISIONS..............................................................  7

        6.1    Withholding.................................................................  7
        6.2    Changes in Capitalization; Merger; Liquidation..............................  8
        6.3    Cash Awards.................................................................  9
        6.4    Compliance with Code........................................................  9
        6.5    Right to Terminate Employment...............................................  9
        6.6    Non-alienation of Benefits..................................................  9
        6.7    Restrictions on Delivery and Sale of Shares; Legends........................  9
        6.8    Termination and Amendment of the Plan........................................ 9
        6.9    Stockholder Approval........................................................ 10
        6.10   Choice of Law............................................................... 10
        6.11   Effective Date of Plan...................................................... 10
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                                SCI SYSTEMS, INC.
                        1994 STOCK OPTION INCENTIVE PLAN

                             SECTION I. DEFINITIONS

        Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

        1.1 "Board" means the board of directors of the Company.

        1.2 "Code" means the Internal Revenue Code of 1986, as amended.

        1.3 "Committee" means the committee appointed by the Board to administer the Plan.

        1.4 "Company" means SCI Systems, Inc., a Delaware corporation.

        1.5 "Director Fee" means fees payable for the performance of duties as a director of the Company, but shall not include meeting or committee fees or expense reimbursements paid to a director.

        1.6 "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

        1.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        1.8 "Exercise Price" means the price per share of Stock purchasable under any Option.

        1.9 "Fair Market Value" with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by the Nasdaq National Market System (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting Options other than incentive stock options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

        1.10 "Option" means a non-qualified stock option or an incentive stock option.

        1.11 "Over 10% Owner" means an individual who at the time an incentive stock option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

        1.12 "Participant" means an individual who receives an Option hereunder.


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        1.13 "Plan" means the SCI Systems, Inc. 1994 Stock Option Incentive
Plan.

        1.14 "Stock" means the Company's common stock, $0.10 par value.

        1.15 "Stock Option Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of an Option.

        1.16 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to incentive stock options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                       SECTION 2 THE STOCK INCENTIVE PLAN

        2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to selected employees, officers and directors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by selected employees, officers and directors by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and
(c) provide a means of obtaining, rewarding and retaining select employees, officers and directors.

        2.2 Stock Subject to the Plan. Subject to adjustment in accordance with
Section 5.2, 1,300,000 shares of Stock (the "Maximum Plan Shares", of which 302,974 shares are those which were released from reservation under the SCI Systems, Inc. Non-Qualified Stock Option Plan and the SCI Systems, Inc. Incentive Stock Option Plan immediately prior to adoption of this Plan), are hereby reserved exclusively for issuance pursuant to Options. At no time shall the Company have outstanding Options subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Options in excess of the Maximum Plan Shares; for this purpose, the outstanding Options and shares of Stock issued in respect of Options shall be computed consistent with Rule 16b-3(a)(1) as promulgated under the Exchange Act. To the extent permitted by Rule 16b-3(a)(1) as promulgated under the Exchange Act, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

        2.3 Administration of the Plan. The Plan shall be administered by the Committee.

                (a) With respect to awards under the Plan to key employees and officers, the Committee shall be comprised solely of "disinterested persons," as defined in Rule 16b-3 as promulgated under the Exchange Act, who are then members of the Board. The Committee shall have full authority in its discretion to determine the key employees and officers of the


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        Company or its affiliates to whom Options shall be granted and the terms and provisions of such Options.

               (b) Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

        2.4 Eligibility and Limits. Options may be granted only to employees, officers and directors of the Company, or any affiliate of the Company; provided, however, that directors who serve on the Committee shall not be eligible to receive awards under Plan Section 3 that are subject to Section 16 of the Exchange Act while they are members of the Committee and that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code
Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded shall be treated as non-qualified stock option(s).

                   SECTION 3 TERMS OF STOCK OPTIONS GRANTED TO
                             EMPLOYEES AND OFFICERS

        3.1 Terms and Conditions of Options Granted to Employees and Officers. No more than 1,200,000 shares of Stock shall be available for issuance as Options to employees and officers under the Plan.

               (a) Number of Option Shares. The number of shares of Stock as to which an Option shall be granted pursuant to this Section 3 shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. Notwithstanding the preceding, to the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any one year period to any employee shall not exceed 100,000.

                (b) Stock Option Agreement. Each Option granted pursuant to this
        Section 3 shall either be evidenced by a Stock Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Option Agreement shall be subject to the terms of the Plan and any provisions contained in the Stock Option Agreement that are inconsistent with the Plan shall be null and void.


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                (c) Type of Option. At the time any Option is granted pursuant to this Section 3, the Committee shall determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option shall be clearly identified as to its status as an incentive stock option or a non-qualified stock option. At the time any incentive stock option granted under the Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within 10 years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

                (d) Option Price. Subject to adjustment in accordance with
        Section 6.2 and the other provisions of this Section 3, the Exercise Price under any Option shall be as set forth in the applicable Stock Option Agreement. Notwithstanding the preceding, the Exercise Price under any incentive stock option shall not be less than the Fair Market Value on the date the Option is granted, and with respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

                (e) Option Term. Any incentive stock option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of 10 years after the date the Option is granted. Any incentive stock option granted to a Participant who is an Over 10% Owner shall not be exercisable after the expiration of five years after the date the Option is granted. The term of any non-qualified stock option shall be as specified in the applicable Stock Option Agreement.

                (f) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option granted pursuant to this Section 3 shall be made in any form or manner authorized by the Committee in the Stock Option Agreement, including, but not limited to, (i) cash, (ii) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (iii) in a cashless exercise through a broker; or (iv) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Any such financing shall require the payment by the Participant of interest on the amount financed at a rate not less than the "applicable federal rate" under the Code. If a Stock Option Agreement so provides, the Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment for each share of Stock purchased pursuant to the terms of the Stock Option Agreement. Any such new Option shall be subject to the terms and conditions of the Stock Option Agreement pursuant to which such new Option is granted. Payment of the Exercise Price shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or


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        delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

                (g) Conditions to the Exercise of an Option. Each Option granted pursuant to this Section 3 shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Option Agreement to the contrary.

                (h) Termination of Incentive Stock Option. With respect to an incentive stock option, in the event of termination of employment of a Participant for any reason other than death or disability, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or disability, one year shall be substituted for such three month period. For purposes of this Subsection (h), termination of employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code
        Section 424(a) is applicable.

                (i) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

                (j) Date of Grant. The date an Option is granted pursuant to this Section 3 shall be the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action necessary to complete the grant of the Option.

                (k) Nonassignability. Options granted pursuant to this Section 3 shall not be transferable or assignable except by will or by the laws of descent and distribution. Such Options shall be exercisable, during the Participant's lifetime, only by the Participant; or in the event of the death of the Participant, by the legal representatives of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will.


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        3.2 Treatment of Awards Upon Termination of Employment. Except as
otherwise provided by Plan Section 3.1(h), any award pursuant to this Section 3 to a Participant who has experienced a termination of employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Option Agreement, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's termination of employment or such other factors as the Committee determines are relevant to its decision to continue the award.

              SECTION 4 TERMS OF STOCK OPTIONS GRANTED TO DIRECTORS

        Each individual serving as a non-employee director of the Company as of the effective date of the Plan may irrevocably direct that all or a portion of his or her Director Fee for the remainder of the term for which he or she is serving as a director be allocated to the purchase of Options on his or her behalf. The direction shall be effective with respect to those Director Fees payable after the expiration of six months following the Company's receipt of the direction and must be made with respect to all or a portion (in 25% increments) of each payment. Options granted under this Section 4 shall be subject to the following terms and conditions:

        4.1 Number of Option Shares. A Participant shall be granted an Option to purchase that number of shares of Stock with an aggregate Fair Market Value (determined as of the date of grant) equal to four times the amount of the Director Fee which the Participant allocated to the purchase of Options.

        4.2 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement which shall incorporate the terms of the Plan.

        4.3 Type of Option. Options shall be non-qualified stock options.

        4.4 Option Price. The Exercise Price for a share of Stock subject to an Option shall be the Fair Market Value (determined as of the date of grant) of a share of Stock.

        4.5 Option Term. Each Option may be exercised for that percentage of shares of Stock subject to the Option as to which the Option has become vested, reduced by that number of shares of Stock subject to the Option which have been previously exercised. The Option shall vest in equal portions on each "Vesting Date," provided that the Participant is still a director on the Vesting Date. For purpose of this Section 4, the term Vesting Date shall mean the date of grant and each Board meeting at which Director Fees are payable during the remainder of the director's term, provided that Director Fees are paid on a semi-annual basis. If Director Fees are no longer payable on a semi-annual basis, then the term Vesting Date shall mean the date of grant and thereafter any annual meeting of the Company's shareholders or any six month anniversary of an annual meeting of the Company's shareholders occurring during the director's term; provided that the next vesting date is no less than four months from any other vesting date. Once exercisable, each Option granted hereunder shall remain exercisable until the tenth anniversary of the date of grant; provided, however, that in the event of a Participant's death prior to the expiration of any such Option term, the Option may


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continue to be exercised by the Participant's legal representative until the expiration of such Option term.

        4.6 Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash, (ii) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; or (iii) in a cashless exercise through a broker. The holder of an Option, as such, shall have none of the rights of a stockholder.

        4.7 Date of Grant. An Option shall be granted as of the date on which the Director Fee is payable for which a direction is applicable.

        4.8 Nonassignability. Options shall not be transferable or assignable except by will or by the laws of descent and distribution. Such Options shall be exercisable, during the Participant's lifetime, only by the Participant; or in the event of the death of the Participant, by the legal representatives of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will.

        4.9 Timing of Directions. Each non-employee director shall make a direction pursuant to this Section 4 no later than 30 days following his or her election, reelection or appointment to the Board; provided, however, that any non-employee director who is a member of the Board as of the Plan's effective date shall make such a direction no later than 30 days following the Plan's effective date.

                         SECTION 5 RESTRICTIONS ON STOCK

        The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Stock Option Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the Stock Option Agreement shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the Stock Option Agreement, and the shares so transferred shall continue to be bound by the Plan and the Stock Option Agreement.


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                          SECTION 6 GENERAL PROVISIONS

        6.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding tax in cash, or, if the Stock Option Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of an Option (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

               (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

               (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

        6.2 Changes in Capitalization; Merger; Liquidation.

               (a) The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

               (b) In the event of or anticipation of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 6.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then value of the Option.

               (c) The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        6.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.

        6.4 Compliance with Code. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder shall be construed in such manner as to effectuate that intent.

        6.5 Right to Terminate Employment. Nothing in the Plan or in any Option shall confer upon any Participant the right to continue as an employee, officer or director of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's employment or other relationship with the Company at any time.

        6.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        6.7 Restrictions on Delivery and Sale of Shares; Legends. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Option, that the Participant or other recipient of an Option represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        6.8 Termination and Amendment of the Plan. The Board at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board may condition

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any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Option shall adversely affect the rights of the Participant under such Option.

        6.9 Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within 12 months before or after the adoption of the Plan by the Board. If such approval is not obtained, any Option granted hereunder shall be void.

        6.10 Choice of Law. The laws of the State of Alabama shall govern the Plan, to the extent not preempted by federal law.

        6.11 Effective Date of Plan. The Plan shall become effective as of the date of its approval by the Board, subject, however, to the approval of the Plan by the Company's shareholders at their next annual meeting. Options granted hereunder prior to such shareholder approval shall be conditioned upon such shareholder approval. Unless such shareholder approval is obtained by the first anniversary of the Board's approval, this Plan and any Options awarded hereunder shall become void thereafter.

                                            SCI SYSTEMS, INC.



                                            By: /s/ A. Eugene Sapp
                                               ---------------------------------
                                            Title: President
                                                  ------------------------------
ATTEST:

By: Michael Sullivan
   -----------------------------
Title: Secretary
      --------------------------

        [CORPORATE SEAL]

                               FIRST AMENDMENT TO
                                SCI SYSTEMS, INC.
                        1994 STOCK OPTION INCENTIVE PLAN

        THIS FIRST AMENDMENT, made on this 28th day of October, 1996, by SCI SYSTEMS, INC. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware;

                              W I T N E S S E T H:

        WHEREAS, the Company maintains the SCI Systems, Inc. 1994 Stock Option Incentive Plan (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and

        NOW, THEREFORE, the Plan is hereby amended, as follows:

        1. Effective as of January 1, 1994, by adding to the end of Section 2.4 the following:

               "In no event shall any person be entitled to grants under the Plan in any calendar year in excess of 100,000 shares."

        2. Effective as of November 1, 1996, by deleting the first sentence of
Section 2.3(a) and replacing it with the following:

                      "With respect to awards under the Plan to key employees
               and officers, the Committee shall be comprised solely of at least two (2) members of Board of Directors. The Board of Directors should consider the advisability of complying with the disinterested standards contained in both Code Section 162(m) and Rule 16b-3(b)(3) when appointing such Committee members.

        Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

        IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

                                            SCI SYSTEMS, INC.


                                            By: /s/ A. Eugene Sapp
                                               ---------------------------------
                                            Title: President
                                                  ------------------------------
ATTEST:

By: Michael Sullivan
   ----------------------------
Title: Secretary
      -------------------------

[CORPORATE SEAL]

                             SECOND AMENDMENT TO THE
                                SCI SYSTEMS, INC.
                        1994 STOCK OPTION INCENTIVE PLAN

        THIS SECOND AMENDMENT is made on the 1st day of November, 1998, by SCI Systems, Inc., a Delaware corporation (the "Corporation").

                                  INTRODUCTION

        WHEREAS, the Corporation maintains the SCI Systems, Inc. 1994 Stock Option Incentive Plan (the "Plan");

        WHEREAS, the Plan currently has a limited number of shares of common stock, par value $0.10 per share, of the Corporation's ("Common Stock") available for issuance under the Plan, and as a result, the Corporation will have insufficient shares of Common Stock available under the Plan to continue to utilize the Plan as a component of compensation for qualified officers, key employees and consultants; and

        WHEREAS, the Corporation desires to amend the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 2,600,000 (adjusted to reflect a two-for-one stock adjustment to the number of shares available for issuance by the Company whereby the number of shares of Common Stock available for issuance under the Plan was increased from 1,300,000 to 2,600,000 shares pursuant to Section 6.2 of the Plan) to 4,600,000 shares.

                                    AMENDMENT

        NOW, THEREFORE, effective October 23, 1998 and subject to approval by the holders of Common Stock, the first sentence of Section 2.2 of the Plan is hereby amended and modified as follows:

               "Subject to adjustment in accordance with Section 6.2, 4,600,000 shares of common stock (the "Maximum Plan Shares," of which 302,974 shares are those which were released from reservation under the SCI systems, Inc. Non-Qualified Stock Option Plan and the SCI Systems, Inc. Incentive Stock Option Plan immediately prior to adoption of this Plan), are hereby reserved exclusively for issuance pursuant to Options."

        Except as specifically provided for herein, the Plan shall remain in full force and effect as prior to this Second Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

                                      SCI SYSTEMS, INC.


                                      By: /s/ A. Eugene Sapp
                                         ---------------------------------------
                                      Title: President & Chief Executive Officer

ATTEST:

By: /s/ Michael Sullivan
   ----------------------------------
Title: Secretary & General Counsel
      -------------------------------

[CORPORATE SEAL]



                                        2